Exhibit 10.3
FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT (this “Amendment”), dated as of February 8, 2021, to the Amended and Restated Revolving Credit Agreement, dated as of June 20, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Peloton Interactive, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H :
WHEREAS, the parties hereto are parties to the Credit Agreement;
WHEREAS, the Borrower requests that the Lenders agree to certain amendments to the Credit Agreement;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.DEFINITIONS. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.
SECTION 2.AMENDMENTS. On the Effective Date, the Credit Agreement is hereby amended as follows:
(a)The definition of “Equity Interests” in Section 1.01 of the Credit Agreement is hereby amended by adding the following clause immediately before the period at the end thereof:
“, but excluding any debt securities convertible into or referencing any of the foregoing”
(b)The definition of “Material Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
“For the avoidance of doubt, the term “Material Indebtedness” shall not include any obligations under any Permitted Warrant Transaction.”
(c)The definition of “Swap Agreement” in Section 1.01 of the Credit Agreement is hereby amended by adding “(including any Permitted Bond Hedge Transactions and Permitted Warrant Transactions)” immediately before the proviso set forth therein.
(d)Section 1.01 of the Credit Agreement is hereby amended to include the following definitions in appropriate alphabetical order:
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower)

purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Permitted Convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower) (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock or such other securities).
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Bond Hedge Transaction.
(e)Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (f) thereof, (ii) deleting the period at the end of clause (g) thereof and substituting in lieu thereof “; and” and (iii) adding the following as a new clause (h) thereof:
“(h)any Permitted Convertible Indebtedness and replacements or refinancings thereof in an aggregate principal amount not to exceed $1,000,000,000 at the time of issuance; provided that (i) no Default or Event of Default has occurred and is continuing at the time of issuance of such Indebtedness and (ii) at the time of issuance of such Indebtedness, after giving effect to the incurrence of such Indebtedness (as if such Indebtedness had been incurred on the last day of the most recently completed fiscal quarter of the Borrower ending prior to such date), the Borrower is in pro forma compliance with the covenant set forth in Section 6.10.”
(f)Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (h) thereof, (ii) deleting the period at the end of clause (i) thereof and substituting in lieu thereof “; and” and (iii) adding the following as a new clause (j) thereof:
“(j)investments in the form of Swap Agreements permitted under Section 6.11.”
(g)Section 6.05 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (viii) thereof, (ii) deleting the period at the end of clause (ix) thereof and substituting in lieu thereof “;” and (iii) adding the following as new clauses (x), (xi) and (xii) thereof:
“(x)the Borrower may make any Restricted Payments and/or payments or deliveries in shares of common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) (and cash in lieu of fractional shares) and/or cash pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal there-on, making payments due upon required repurchase or redemption thereof and/or making payments and deliveries due upon conversion thereof);
(xi)the Borrower may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction; and
(xii)the Borrower may make any Restricted Payments and/or payments or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof).”
(h)Section 6.09 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (h) thereof, (ii) deleting the period at the end of clause (i) thereof and substituting in lieu thereof “;” and (iii) adding the following as a new clauses (j) and (k) thereof:
“(j)the issuance and sale of notes constituting Permitted Convertible Indebtedness pursuant to Section 6.01(h); and
(k)early unwind, settlement or termination of any Permitted Bond Hedge Transactions or Permitted Warrant Transactions.”
(i)Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety by replacing such Section with the following text:
“Neither the Borrower nor any other Guarantor will enter into any Swap Agreement, other than (a) any Swap Agreement that is not entered into for speculative purposes, (b) any Permitted Bond Hedge Transaction and (c) any Permitted Warrant Transaction.”
(j)Clause (g) of Article 7 of the Credit Agreement is hereby amended by adding the following clause at the end thereof:
“provided further that this clause (g) shall not apply to any Permitted Convertible Indebtedness to the extent such event or condition occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of Permitted Convertible Indebtedness of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase under such Permitted Convertible Indebtedness;”

SECTION 3.CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall become effective on the date (the “Effective Date”) on which all of the following conditions have been satisfied or waived:
(a)Execution and Delivery. The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Borrower and (ii) the Required Lenders.
(b)No Default. Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date.
(c)Representations and Warranties. As of the Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in Section 4 and in Article 3 of the Credit Agreement shall be true and correct in all material respects, except that (i) for purposes of this clause (c), the representations and warranties contained in Section 3.04(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) (subject, in the case of unaudited financial statements furnished pursuant to clause (b), to year-end audit adjustments and the absence of footnotes), respectively, of Section 5.01 of the Credit Agreement, (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (iii) to the extent that such representations and warranties are already qualified or modified by materiality in the text thereof, they shall be true and correct in all respects.
For the purpose of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 3.
SECTION 4.REPRESENTATIONS AND WARRANTIES. In order to induce the Required Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Required Lenders that (a) this Amendment has been duly authorized by all necessary organizational actions and, if required, actions by equity holders of the Borrower and (b) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 5.CONTINUING EFFECT. Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this

Amendment, the Credit Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity. Any reference to the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment and the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include this Amendment.
SECTION 6.GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Administrative Agent, the other Agents and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties. The execution and delivery of this Amendment by any Lender prior to the Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.
SECTION 8.ENTIRE AGREEMENT. This Amendment, the Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent, the Agents, the Lenders and the Lenders, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents.
SECTION 9.LOAN DOCUMENT. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
SECTION 10.COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment, any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include any electronic sound, symbol, or process attached to, or associated with, this Amendment or such other document, as applicable, and adopted by a Person with the intent to sign, authenticate or accept such contract or record and any delivery or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the

Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
SECTION 11.HEADINGS. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

PELOTON INTERACTIVE, INC., as the Borrower

By:	/s/ Jill Woodworth
Name: Jill Woodworth
Title: Chief Financial Officer
[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Lauren Daley
Name: Lauren Daley
Title: Authorized Officer
[Signature Page to First Amendment]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Mahesh Mohan
Name: Mahesh Mohan
Title: Authorized Signatory
[Signature Page to First Amendment]

SILICON VALLEY BANK, as a Lender

By:	/s/ Francis Groccia
Name: Francis Groccia
Title: Director
[Signature Page to First Amendment]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President
[Signature Page to First Amendment]

Bank of America, N.A. as a Lender

By:	/s/ Arti Dighe
Name: Arti Dighe
Title: Director
[Signature Page to First Amendment]